                                                                    Exhibit 10.9


                          PURCHASE and SALE AGREEMENT

                        made this 4th day of June, 1997.

      Between:

                Canadian Waste Services Inc., an Ontario company;
                Canadian Waste Services of Ontario Ltd., an Ontario company;
                CWS Canadian Waste Services Ltd., a Canada company;
                CWS Canadian Waste Services (Canada) Ltd., a Canada company; and 1236886 Ontario Inc., an Ontario company, all having a business address at 1275 North Service Road West, Suite 700, Oakville, Ontario, L6M 3G4 (collectively the "Vendor")
                324 of 20 Canada Inc.

      - and -

                1233666 Ontario Inc., an Ontario company having an address at Unit 213, 2511 Lakeshore Road West, Oakville, Ontario L6L 6L9 (the "Purchaser")

                WHEREAS, the Vendor is required by the Director of Investigations (the "Director") acting under the authority of the Competition Act of Canada to divest of certain solid waste collection, removal and transportation for disposal businesses in the communities of Barrie, Brantford, Kitchener, Ottawa and Sarnia, Ontario, and in Calgary and Edmonton, Alberta, and in Vancouver, British Columbia;

                AND WHEREAS, the Purchaser is willing to purchase the said business from the Vendor;

                NOW, THEREFORE, this Purchase and Sale Agreement witnesses that in consideration of the articles of agreement set out herein, the parties agree with each other as follows:

ARTICLE ONE

1.1 Definitions

      In this Purchase and Sale Agreement (the "Agreement"), unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

      "Assets" means the waste collection motor vehicles, containers, and the equipment listed in Schedules 1.1 to 1.9 collectively.

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      "Business" means collectively; (a) the solid waste collection, removal and transportation for disposal service businesses conducted by the Vendor as of the Closing date for the customers listed in Schedules 1.1 to 1.9 collectively, in the communities of Barrie, Brantford, Kitchener, Ottawa and Outaouais, and Sarnia in the Province of Ontario, and Calgary and Edmonton in the Province of Alberta, and Vancouver in the Province of British Columbia; and (b) the transfer station business in Strathcona, Alberta and the landfill operating and management business in Ryley, Alberta.

      "Closing" means the completion of the purchase and sale contemplated by this Agreement on or before June 6, 1997.

      "Customer Contracts" means the solid waste collection, removal and transportation for disposal service customer accounts and contracts listed in Schedules 1.1 to 1.8 collectively, and the transfer station customer accounts and contracts and the Beaver County Regional Waste Commission operating agreement set out in Schedule 1.9, and including all files, data and information relating thereto in the possession or control of the Vendor.

      "Permits" means any and all authorizations, licenses or permits used in the conduct of the Business, including but not limited to the transfer station permit for the facility located in Strathcona, Alberta.

      "Purchased Assets" means collectively the Assets, the Permits, the Customer Contracts and the Real Property.

      "Real Property" means the real property owned by the Vendor and used in the conduct of the Business in Brantford and Kitchener, Ontario, as identified in Schedules 1.2, and 1.5, and the leased property, including all leasehold improvements owned by the Vendor and forming part of such leased property, used by the Vendor in the Business in Sarnia, Ontario, a copy of which lease is set out in Schedule 1.7, and in Strathcona, Alberta, a copy of which lease is set out in Schedule 1.8.

1.2 Schedules

      The following schedules are incorporated into this Agreement as if set out in full herein, and are deemed to be an integral part of this Agreement:

      Schedules 1.1 to 1.9   -   Assets, Customer Contracts, Real Property &
                                 Employees
      Schedule 2             -   Disposal Agreements
      Schedule 3             -   Promissory Note
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ARTICLE TWO

2.1 Purchase and Sale

      Subject to the terms and provisions of this Agreement, the Purchaser shall purchase and assume, and the Vendor shall sell, transfer and assign to the Purchaser, the Purchased Assets.

      The parties acknowledge that some of the Customer Contracts proposed to be assigned may not be assignable without the consent of the customer or, even if assignable, the customer may object to assignment. The parties agree that customer satisfaction is important and the Vendor will substitute other contracts of approximately equal value to offset losses as a result of customer dissatisfaction or route efficiency considerations.

2.2 Price and Payment

      The total purchase price (consisting of the price for the Purchased Assets and the transitional license and assistance set out in Sections 2.03 and 2.10 below) payable by the Purchaser to the Vendor for the Purchased Assets shall be SIXTEEN MILLION AND SEVENTY-FOUR THOUSAND DOLLARS ($16,074,,000.00), subject to adjustment as hereinafter provided, which shall be paid by Purchaser to Vendor as follows:

(a)   the amount of $825,000.00 shall be paid on or before June 30th, 1997;

(b)   the amount of $800,000.00 shall be paid on or before July 15th, 1997;

(c) the amount of $2,500,000.00 shall be paid on the date six months after the Closing date;

(d) the Purchaser shall make monthly payments of interest only on the last day of each month, calculated at 6.75% per year from the Closing date, on the outstanding principal for such month;

(e) the Purchaser shall make annual installment payments of $1,195,000.00 each on the first and second anniversary dates of the Closing date; and

(f) the Purchaser shall pay the remaining principal balance and interest in full on the third anniversary date of the Closing date.

Attached as Schedule 3 is an unexecuted promissory note setting out the foregoing payments, which note the Purchaser shall execute and deliver to the Vendor at Closing.
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                                      -4-


2.3 Allocation, Security and Taxes

      The Purchaser and Vendor acknowledge that $5,500,000.00 of the purchase price is allocated to the grant by the Vendor to the Purchaser of the transitional licence and assistance set out in Section 2.10 below, which allocated monies shall be treated as an expense to the Purchaser and as revenue to the Vendor. The allocation of the remaining part of the purchase price shall be agreed to by the parties and finalized within 30 days of the Closing date, and the Vendor and the Purchaser shall record the purchase and sale for tax purposes in accordance with such allocation.

      As security for the payment of the purchase price, the Purchaser hereby grants the Vendor a security interest in and first lien and charge against the Purchased Assets, and shall enter into a security agreement with Vendor within 30 days following Closing date in this regard. Notwithstanding the foregoing sentence, the Vendor agrees to postpone its security interest in the Purchased Assets to the security interest of a third party lender to the Purchaser, on notice in writing to the Vendor, and the Vendor will execute and deliver such documents as may reasonably be required by the Purchaser to evidence such postponement. The Purchaser and its solicitors are hereby authorized to file any statements required pursuant to the Personal Property Security Act of Ontario to record the postponement of the Vendor's security interest in the Purchased Assets.

      The Purchaser shall be solely responsible for and shall pay, and shall indemnify the Vendor from and against, any and all GST, retail sales taxes, and similar taxes or charges relating to the purchase and sale of the Purchased Assets.

2.4 Price Adjustment

      The Vendor represents and warrants to the Purchaser that the aggregate projected earnings before interest, depreciation and amorization ("EBITDA") of the Business for the twelve month period commencing August 1, 1997 and ending July 31, 1998 shall not be less than $4,994,000.00. The aggregate EBITDA calculation provided for in this Section 2.4 shall not incorporate any EBITDA arising by virtue of the transfer station business in Strathcona, Alberta and the landfill operating and management business in Ryley, Alberta, set out in
Schedule 1.8. In the event the aggregate EBITDA in such twelve month period is less than $4,994,000.00 then the purchase price shall be reduced by 4.5 times the amount of any such shortfall in the EBITDA, provided always that no reduction in the purchase price shall be made by reason of a shortfall in the EBITDA arising from:

      (a) the cancellation of any of the Customer Contracts or the withholding or reduction of any amounts otherwise payable pursuant to the Customer Contracts as a result of the Purchaser's default during the said 12 month period;
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                                      -5-


(b) any failure of the Purchaser to comply with applicable laws, regulations, by-laws, Permits or any other authorizations, orders or judgments relating to the conduct of the Business during the said 12 month period;

(c) any event of force majeure which affects the Purchaser or the Business and which causes a disruption in service to the Customer Contracts, including but not limited to unusually severe weather, labour disruptions (including strikes, lockouts or work-to-rule actions, except to the extent that any of these events result from the non-compliance with a collective agreement relating to the transfer of the Purchased Assets set out in this Agreement), earthquakes, fires, blockage or failure of transportation systems, or change in the laws applicable to the conduct of the Business which increases the costs of doing business; and

(d) any material increase from or after the Closing date in the costs reasonably and properly incurred by the Purchaser in the conduct of the Business, as measured against the historical costs incurred in the conduct of the Business, and any sales, general or administrative costs in excess of 9% of the gross revenues of the Business.

In calculating the EBITDA the parties shall treat any event referred to in subsections (a) through (d) above as if it had not occurred for the purposes of such calculation, and shall project the applicable EBITDA accordingly based upon historical information and the best information available to the parties.

      The parties shall exercise their best efforts to complete the EBITDA calculation and corresponding price adjustment, if any, by September 30th, 1998, failing which either party may take the matter to arbitration in accordance with and subject to the provisions of the Arbitration Act of Ontario and for the purposes of any such arbitration the parties shall promptly select a person from a chartered accounting firm to act as the sole arbitrator.

2.5 Closing

      The Closing of the purchase and sale set out in this Agreement shall occur on or before June 6th, 1997, simultaneously with and subject to the completion of that certain transaction between the Vendor and WMI Waste Management of Canada Inc., at the offices of the Vendor's lawyers in Toronto, Ontario at a time to be mutually agreed upon by the parties. At Closing the Vendor shall sell, deliver, transfer and assign to the Purchaser, and the Purchaser shall assume, take possession of and pay for, the Purchased Assets.

2.6 Employees

      At Closing the Purchaser shall assume the employment of the employees of the Business listed in Schedules 1.1 to 1.9, as well as any and all obligations arising from and after the Closing date with respect to such employees, including all wages, salaries, bonuses, vacation and vacation pay, benefits and pensions, and collective agreements
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                                      -6-


with respect to such employees. The Purchaser shall recognize the seniority of the employees listed in Schedules 1.1 to 1.9 in terms of salaries, vacation and benefits. The Vendor shall pay all wages, salaries and bonuses and all amounts due in lieu of holiday pay to all employees listed in Schedules 1.1 to 1.9 owing up to and including the Closing date.

2.7 Assumed Liabilities

      Subject to the representations, warranties and undertakings of the Vendor set out in this Agreement from and after the time of Closing the Purchaser shall, without any further responsibility or liability of or recourse to the Vendor or its affiliated companies or their respective officers, directors, employees or representatives, indemnify and hold the Vendor harmless for any and all claims, liabilities, obligations, losses, costs, expenses, litigation, and demands whatsoever related to, arising from, asserted against or associated with any and all Assumed Liabilities. For the purposes of this Agreement, "Assumed Liabilities" shall mean:

(a) all liabilities, claims, proceedings, demands or litigation, and obligations or debts of the Purchaser, relating to the use, ownership or possession by the Purchaser of the Purchased Assets;

(b) all liabilities relating in any manner to the obligations of Vendor arising from and after the Closing date under the Customer Contracts or with respect to the Real Property, including but not limited to any violation, breach or failure to perform any obligation or requirement relating to the Customer Contracts or with respect to the Real Property. The Purchaser shall from and after the Closing date fulfill and comply with all the terms and provisions of the Customer Contracts as if the Purchaser were originally a party to the said agreements; and

(c) all liabilities and obligations arising from and after the Closing date with respect to the employees of the Business listed in Schedules 1.1 to 1.9, including any and all obligations relating to salary, wages, bonuses, vacations and vacation pay, benefits, pensions, collective agreements, terminations of any such employees after the Closing date.

      In the event the landfill operating and management agreement with the Beaver Regional Waste Management Services Commission set out in Schedule 1.8 is not assigned and transferred to the Purchaser, then the Purchaser shall not assume or be liable for any closure and/or post-closure costs relating to the landfill site which is the subject of the said landfill operating and management agreement.

2.8 Assets

      The Purchaser acknowledges that the Vendor has not directly managed or operated the Business in several instances, having very recently acquired such parts of
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                                      -7-


the Business, and has been required by the Director to manage and operate some parts of the Business through an intermediary in other instances. It is the intention of the parties that the Assets, taken as a whole and as of the Closing date, be representative in terms of age, quality and condition, of the assets of the Vendor's business within the communities comprising the Business. In the event the Assets are not so representative then the parties shall agree to substitute assets of the Vendor's business in order to achieve the aforementioned intention.

      Subject to the foregoing, the Purchaser hereby agrees that it is buying and assuming the Purchased Assets on an "as-is, where-is" basis. The Vendor does not make any representations or warranties whatsoever to the Purchaser as to the state of repair, condition, quality, durability or suitability of the Purchased Assets for the Purchaser's purposes. THE PURCHASER HEREBY WAIVES, RELEASES AND FOREVER DISCHARGES THE VENDOR FROM ANY AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS OF MERCHANTABLE QUALIFY OR FITNESS FOR PURPOSE, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE PURCHASED ASSETS. The limitations on the liability of the Vendor set out in this Section 2.8 shall survive the Closing and continue in full force and effect thereafter.

2.9 Purchaser's Undertakings

      The Purchaser shall replace the bid and performance bonds and letters of credit which the Vendor has given to the customers of the Business, or provide back-up letters of credit satisfactory to the Vendor acting reasonably in respect of such bonds or letters of credit, in favor of the Vendor at or as soon as practicable after Closing, but in any event within 180 days of Closing. The Purchaser shall defend, indemnify and save the Vendor harmless from and against any and all costs, claims or damages incurred by Vendor pertaining to any claims or draws made against any such bid or performance bonds or letters of credit with respect to any such bonds or letters of credit not so replaced or backed-up by letters of credit as of Closing.

      As soon as reasonably possible following the Closing, and in any event not later than 180 days after the Closing date, the Purchaser shall remove the Vendor's name and logos from the Purchased Assets, as well as the names and logos of any predecessor companies to the Vendor. The Vendor does not grant the Purchaser any rights in and to the name of the Vendor or any trademarks of the Vendor with respect to the ownership or use by the Purchaser of the Purchased Assets.

2.10 Transitional License and Assistance

      The Vendor hereby grants the Purchaser the right and non-exclusive license to use and share part of the Vendor's facilities relating to the conduct of the Business in the communities of Barrie, Ottawa and Sarnia in the Province of Ontario, Calgary and Edmonton in the Province of Alberta, and Vancouver, British Columbia for the period from the date hereof up to and including December 31, 1997 for the purposes of
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                                      -9-


(b) all liabilities, for taxes, duties, levies, assessments and other charges, including penalties, interest and fines with respect thereto, payable by the Vendor to any federal, provincial, municipal or other government agency, including without limitation any taxes in respect of or measured by the sale, consumption or performance by the Vendor of any service prior to the Closing date or any tax payable in respect of remuneration payable to all persons employed by the Business prior to the Closing date;

(c) all liabilities and obligations with respect to the employees of the Business listed in Schedules 1.1 to 1.9, including any obligations relating to salary, bonuses, vacation pay, benefits, pensions, collective agreements and termination of any such employee against the Vendor or the Purchaser in respect of such employment to the extent relating to the period prior to the Closing date;

(d) all liabilities for claims of third parties in respect of events occurring at any time prior to the Closing date, including without limitation any claim in respect of the breach of any applicable environmental laws, regulations, ordinances, by-laws and codes in respect of the Real Property or the operation of the Business;

(e) all costs and expenses reasonably and properly incurred by the Purchaser in respect of the remediation of the Real Property or the Ryley Regional Landfill Site where such remediation related to conditions, events or circumstances existing prior to the Closing date (whether known or unknown) and not caused by any act or omission of the Purchaser.

      Notwithstanding any other provision of this Agreement, the Purchaser shall have a right to satisfy any amount from time to time owing by it to the Vendor for the balance of the purchase price, by way of set-off against any amount owing by the Vendor to the Purchaser, as a result of the Vendor's obligation to indemnify pursuant to this Section 2.13.

2.14 Purchaser's Covenant.

      The Vendor will not be liable for, and the Purchaser will indemnify the Vendor from and against, all obligations, commitments and liabilities of the Purchaser (whether absolute, accrued or contingent) related to, arising from, asserted against or associated with events, circumstances, conditions or occurrences (whether known or unknown) to the extent occurring after the Closing date. Without limiting the generality of the foregoing, the Vendor shall have no liability for and shall be indemnified by the Purchaser for each of the following:

(a) all liabilities, claims, proceedings, demands or litigation and obligations or debts in respect of or relating to the operation of the Business after the Closing date;

(b) all liabilities, for taxes, duties, levies, assessments and other charges, including penalties, interest and fines with respect thereto, payable by the Purchaser to any federal, provincial, municipal or other government agency, including without limitation any taxes in respect of or measured by the sale, consumption or performance by the Purchaser of any service after the Closing date or any tax payable in respect of remuneration payable to all persons employed by the Business after the Closing date;

(c) all liabilities and obligations with respect to the employees of the Business listed in Schedules 1.1 to 1.9, including any obligations relating to salary, bonuses, vacation pay, benefits, pensions, collective agreements and termination of any such employee against the Vendor or the Purchaser in respect of such employment to the extent relating to the period after the Closing date;

(d) all liabilities for claims of third parties in respect of events occurring at any time after the Closing date, including without limitation any claim in respect of the breach of any applicable environmental laws, regulations, ordinances, by-laws and codes in respect of the Real Property.

(e) all costs and expenses reasonably and properly incurred by the Vendor in respect of the remediation of the Real Property or the Ryley Regional Landfill Site where such remediation related to conditions, events or circumstances arising after the Closing date (whether known or unknown) and not caused by any act or omission of the Vendor.

ARTICLE THREE

3.1   Representations and Warranties of Vendor

      The Vendor represents and warrants to the Purchaser as follows:

(a)   Organization

      The Vendor is a corporation which has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction, and has the corporate power and authority and possesses all authorizations necessary to own or lease the Purchased Assets and to sell, transfer and assign the Purchased Assets to the Purchaser.

(b)   Authority

      The Vendor has the legal capacity to enter into and carry out it obligations under this Agreement. Neither the execution of this Agreement, nor the completion of the sale set out in this Agreement violates, conflicts with or results in, or will violate, conflict with or result in, a breach by the Vendor of the respective terms, conditions or provisions, as applicable, of its articles or other constating document or by-laws or of any deed of trust, loan agreement, to which it is a party or by which it is bound. All necessary corporate action on the part of the Vendor has been taken to authorize and approve the execution and delivery of this Agreement and the performance by the Vendor of its obligations hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Vendor.
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                                      -11-


(c)   Title

      The Vendor does now and shall at Closing, own, possess and have a good and marketable title to the Purchased Assets free and clear of any charges or other encumbrances whatsoever and has full right to assign and sell the Purchased Assets to Purchaser free and clear of all claims.

(d)   Proceedings

      There are no actions, suits or proceedings, pending or threatened, before any court which, if successful, would adversely affect the title to the Purchased Assets, or the Vendor's right to sell the same to the Purchaser free and clear of all encumbrances.

(e)   Executions

      There are no judgments or executions outstanding against the Vendor which affect the Purchased Assets.

(f)   Compliance

      The Vendor is not now and at Closing will not be in default in any material respect under the terms of any of the Customer Contracts or Permits, nor to the best of the knowledge of the Vendor is any default threatened or pending under any such Customer Contracts or Permits.

(g)   Real Property

      The Seller shall convey the owned Real Property to Purchaser at Closing by deed/transfer of land made in favor of the Purchaser, free and clear of any liens and encumbrances, except for recorded easements and other property rights of record on title (but not including any liens or mortgages), none of which interfere with the continued operation of the Business as presently conducted.

(h)   Lease Property

      The Sarnia lease set out in Schedule 1.7 and the Strathcona lease set out in Schedule 1.8 are both in good standing, no amounts payable by the lessee thereunder are outstanding and the lessee thereunder is not in default nor at Closing will be in default, in any material respect, of any of the provisions of the said lease agreements.

(i)   Non-Resident

      The Vendor is not a non-resident within the meaning of the Income Tax Act of Canada.

(j)   Labor Relations

      To the best of Vendor's knowledge there is no strike, walkout or other labor disturbance threatened or pending with respect to any of the employees or collective agreements set out in Schedules 1.1 to 1.9.
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                                      -12-


3.2   Representations and Warranties of Purchaser

      Purchaser represents and warrants to Vendor as follows:

(a)   Organization

      Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of Ontario.

(b)   Authority

      Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein violates, conflicts with or results in, or will violate, conflict with or result in, a breach by Purchaser of the terms, conditions or provisions, as applicable, of Purchaser's articles or by-laws or of any deed of trust, debt instrument or loan agreement, or any other agreement affecting its assets or operations generally or its undertaking, to which it is a party of by which it is bound.

(c)   Corporate Action

      All necessary corporate action on the part of the Purchaser has been taken to authorize and approve the execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Purchaser.

3.3 Representations True at Closing

      The representations, warranties and covenants contained in Sections 3.1 and 3.2 hereof and in any certificate or document delivered in connection with the transaction contemplated herein shall be true at and as of the time of Closing as though such representations, warranties and covenants were made at and as of the time of Closing.

3.4 Survival of Representations and Warranties

      All representations and warranties set out in this Agreement, whether made by the Vendor or the Purchaser, shall survive the Closing and remain in force and effect for a period of one year following the Closing date, after which period all such representions and warranties shall terminate and be void, and no longer be actionable by the parties, except that any representations or warranties concerning:

(a) environmental matters or claims shall survive for a period of 18 months following the Closing date;

(b) employee matters or claims shall survive for a period of 3 years following the Closing date; and

(c)   taxes shall survive for the applicable statutory period;

(d)   EBITDA in Section 2.4 shall survive until resolved pursuant to Section
      2.4;

after which applicable periods such representations and warranties shall terminate and be void, and no longer actionable by the parties.

ARTICLE FOUR

4.1   Conditions Precedent for Purchaser

      The obligation of the Purchaser to complete the transaction set out in this Agreement is subject to the fulfillment of each of the following conditions:

(a)   No Material Breach

      There shall have been no material breach by the Vendor in the performance of any of its covenants herein, and each of the representations and warranties of the Vendor contained or referred to in this Agreement shall be true and correct in all material respects at Closing.

(b)   Covenants and Conditions Performed

      Except as otherwise provided herein, all covenants and conditions of or to be performed or satisfied by the Vendor at or before Closing, shall have been performed or satisfied in all material respects.

(c)   Permits

      The Purchaser shall assign its interest in the Permits to the Vendor at Closing by the delivery of an assignment agreement.

(d)   Corporate Proceedings

      The Vendor shall have taken or caused to be taken all necessary or desirable actions, steps and corporate proceedings to approve and authorize the transfer of the Purchased Assets to Purchaser.

(e)   Documents

      The Vendor shall have delivered to the Purchaser a bill of sale, assignment agreements and deeds/transfer of land in order to effectively transfer and assign the Purchased Assets to the Purchaser with a good and marketable title free and clear of all liens and security interests.

4.2   Purchaser's Right of Waiver

      In case any of the foregoing conditions shall not have been performed prior to Closing, the Purchaser may terminate this Agreement by notice in writing to the Vendor, in which event the Purchaser shall be under no obligation to any other party under this Agreement; provided, however, that aforesaid conditions are for the benefit of the Purchaser only and accordingly the Purchaser shall be entitled to waive compliance with any of such conditions in whole or in part if it sees fit to do so.
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                                      -14-


4.3 Conditions Precedent for Vendor

      The obligation of the Vendor to complete the transaction set out in this Agreement is subject to the fulfillment of each of the following conditions:

(a) There shall have been no material breach by the Purchaser in the performance of any of its covenants herein, and each of the representations and warranties of the Purchaser contained or referred to in this Agreement shall be true and correct in all material respects at Closing.

(b) Purchaser shall have delivered to Vendor all of the payments, instruments and other documents and items required to be delivered to Vendor, including the payment set out in Section 2.2 and the performance bonds in
      Section 2.9.

4.4 Vendor's Right of Waiver

      In case any of the foregoing conditions shall not have been performed prior to Closing, the Vendor may terminate this Agreement by notice in writing to the Purchaser, in which event the Vendor shall be under no obligation to any other party under this Agreement; provided, however, that the aforesaid conditions are for the benefit of the Vendor only and accordingly the Vendor shall be entitled to waive compliance with any such condition in whole or in part if it sees fit to do so.

ARTICLE FIVE

5.1 Indemnification by Vendor

      Subject to the provisions of this Agreement, the Vendor shall indemnify and hold harmless the Purchaser from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal fees, court costs, accounting or other investigating or defending expenses for any actions or threatened actions) in connection with: (i) any misrepresentation or breach of any representation or warranty made by the Vendor in this Agreement; or (ii) any breach of any covenant, agreement or obligation of the Vendor contained in this Agreement.

      Notwithstanding any other provision of this Agreement, the Purchaser shall have a right to satisfy any amount from time to time owing by it to the Vendor for the balance of the purchase price, by way of set-off against any amount owing by the Vendor to the Purchaser, as a result of the Vendor's obligation to indemnify pursuant to this Section 5.1.

5.2 Indemnification by Purchaser

      The Purchaser shall indemnify and hold harmless the Vendor from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, court costs, accounting or other expenses for investigating or defending any actions or threatened actions) in connection with: (i) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement; or (ii) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement.

5.3 Limitation on Liability

      Notwithstanding any other provision of this Agreement, it is understood and agreed by the parties that the obligation of the Vendor, taken in the aggregate, to indemnify the Purchaser shall in no event commence unless and until the Purchaser has incurred indemnifiable claims in the aggregate in excess of two hundred and fifty-thousand dollars ($250,000.00), in which case the indemnity obligations of the Vendor shall apply to any indemnifiable claims in excess of such amount and the Purchaser hereby waives and forever releases the Vendor from any and all claims for damages or indemnification which taken in the aggregate are less than two hundred and fifty-thousand dollars ($250,000.00).

ARTICLE SIX

6.1 Non-Competition

      Neither the Vendor nor any affiliated company of the Vendor shall, for a period of 12 months following the Closing date (whether on its own account or as a stockholder, partner, joint venturer, advisor, consultant and/or agent of any person, corporation or other entity) solicit, provide or enter into any arrangement or agreement (whether written, oral, formal or informal) for the provision of solid or special waste collection, removal, or transportation for disposal or recycling services to any customer identified in the Customer Contracts assigned by Vendor to the Purchaser pursuant to this Agreement, or use any customer information pertaining to the Customer Contracts for any such purpose, provided always that the foregoing prohibitions shall not apply to the extent that any such Customer Contracts are subject to tender.

6.2 Announcements

      No public announcement or press release concerning the transaction set out in this Agreement shall be made at any time by the Vendor or the Purchaser, as the case may be, without the prior consent of the other party.

6.3 Fees

      The Vendor and the Purchaser represent and warrant to each other that it has not engaged any broker or finder to act with respect to the purchase and sale set out in this Agreement, and each agrees to indemnify the other against any claim by any person for brokerage, commission or finder's or similar fees based upon the alleged act of such party.

6.4 Applicable Law

      This Agreement and the rights, obligations and relations of the parties shall be governed by and construed in accordance with the laws in force in the Province of Ontario and the rights and obligations of the parties shall be interpreted accordingly. Exclusive jurisdiction in any action, suit or proceeding related to any dispute arising under this Agreement and the other agreements relating to this Agreement (for purposes of this Section, a "Dispute") shall be in any appropriate court in the Province of Ontario.

      The Vendor and Purchaser waive any right to trial by jury or to have a jury participate in resolving any Dispute, whether relating to contract, tort or otherwise. The Vendor and Purchaser do not waive venue in any action, suit or proceeding related to a Dispute brought before any court in the Province of Ontario.

6.5 Entire Agreement

      This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto or their respective representatives with respect to the matters herein and shall not be modified or amended except by written agreement signed by the parties to be bound thereby.

6.6 Time

      Time shall be of the essence of this Agreement

6.7 Notices

      All notices, requests, demands or other communications required to be given or made hereunder shall be in writing and shall be deemed to be well and sufficiently given if hand delivered or sent by prepaid courier or by means of printed telephonic facsimile communication, if to the Vendor, addressed to:

                  Canadian Waste Services Inc.
                  1275 North Service Road West, Suite 700
                  Oakville, Ontario
                  L6M 3G4
                  Fax: (905) 825-5603

and if to the Purchaser, addressed to:

                  1233666 Ontario Inc.
                  Unit 213, 2511 Lakeshore Road West
                  Oakville, Ontario
                  L6L 6L9
                  Fax: (905) 847-7988

      Such notice shall be deemed to have been given on the date of delivery or transmission. Any party may change its address for notice by written communication, mailed or delivered as aforesaid.

6.8 Successors and Assigns

      This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6.9 Confidentiality

      In the event that the purchase and sale herein provided for is not consummated, the Purchaser agrees that it will not, directly or indirectly, use for its own purposes any information, trade secrets or confidential data relating to the Vendor, or the Business (including the customers of the Business) discovered or acquired by the Purchaser, its representatives or auditors, or any of them, as a result of the Vendor making available to the Purchaser or its representatives any information relating to the Vendor, the Purchased Assets, and the Purchaser agrees that it will not disclose, divulge or communicate orally, in writing or otherwise, any such information, trade secrets or confidential data so discovered or acquired to any other person, firm or corporation.

      IN WITNESS WHEREOF the parties have signed this Agreement by their duly authorized officers.

SIGNED AND DELIVERED:

                                     (Canadian Waste Services Inc.
                                     (By:
                                     (
                                     (/s/ [ILLEGIBLE]
                                     (--------------------------------------


                                     (Canadian Waste Services of Ontario Ltd.
                                     (By:
                                     (
                                     (/s/ [ILLEGIBLE]
                                     (--------------------------------------

signatures continued .......

                                     (CWS Canadian Waste Services Ltd.
                                     (By:
                                     (
                                     (/s/ [ILLEGIBLE]
                                     (--------------------------------------


                                     (CWS Canadian Waste Services (Canada) Ltd.
                                     (By:
                                     (
                                     (/s/ [ILLEGIBLE]
                                     (--------------------------------------


                                     (1236886 Ontario Inc.
                                     (By:
                                     (
                                     (/s/ [ILLEGIBLE]
                                     (--------------------------------------


                                     (1233666 Ontario Inc.
                                     (By:
                                     (
                                     (/s/ [ILLEGIBLE]
                                     (--------------------------------------